Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)

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POTLATCH CORPORATION

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On April 2, 2012, the company filed a definitive proxy statement (the "Proxy Statement") with the Securities and Exchange Commission. As a result of a clerical error, the company inadvertently omitted certain amounts for it named executive officers in the Total ($) column within the Summary Compensation Table (the "Table") on page 39 of the Proxy Statement. The amounts omitted were the 2011 salary lump sum bonuses in lieu of base salary increases of $21,451 for Mr. Covey, $12,339 for Mr. Cremers, $3,750 for Ms. Scott, $9,151 for Mr. Stinnett and $7,916 for Mr. Temple. A minor correction was also made in the "All Other Compensation" column for Lorrie Scott. In all other respects, the Table, footnotes and the narrative description following the Table were correct as filed.

The correct Table as set forth below and the Proxy Statement shall be deemed amended to reflect this change.
2011 Compensation
Summary Compensation Table
The table below sets forth information regarding the compensation for each of our named executive officers for the year 2011 and, where applicable, the years 2010 and 2009. The information contained in the Summary Compensation Table should be viewed together with the “2011 Grants of Plan-Based Awards” table, which includes target levels for annual incentive awards and long-term performance share awards, to obtain the most accurate representation of annual and long-term incentive compensation elements and the total compensation provided to our named executive officers.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Michael J. Covey Chairman, President and Chief Executive Officer	2011 2010 2009	736,471 692,103 715,020	--- --- ---	1,373,949 1,663,416 1,619,352	715,000 1,126,200 500,500	829,210 543,245 562,333	37,331 43,994 45,602	3,691,961 4,068,957 3,442,807
Eric J. Cremers Vice President, Finance and Chief Financial Officer	2011 2010 2009	423,639 398,117 411,300	--- --- ---	405,102 471,689 460,383	450,000 450,000 350,600	120,894 63,420 50,691	25,628 31,419 24,315	1,425,263 1,414,645 1,297,289
Lorrie D. Scott Vice President, General Counsel and Corporate Secretary	2011 2010	253,770 114,272	25,000 45,000	264,675 ---	232,200 100,000	54,211 13,706	236,960 51,450	1,066,816 324,428
Brent L. Stinnett Vice President, Resource Management Division	2011 2010 2009	314,191 295,263 305,040	--- --- ---	324,172 315,300 261,410	233,700 250,000 85,800	123,683 61,298 98,172	24,727 11,072 20,323	1,020,473 932,933 770,745
Thomas J. Temple Vice President, Wood Products Division	2011 2010 2009	271,796 255,422 263,880	-- 89,200(7)	264,675 256,444 251,627	152,900 200,000 ---	74,042 37,808 27,689	20,119 13,659 340,592	783,533 763,334 972,988

(1)
This column includes salary paid for the full or partial year the employee worked. Pay cycles changed from semi-monthly to biweekly in August 2010, so the last week or two weeks of salary in 2010 was paid in January 2011. 2011 salary includes lump sum bonuses in lieu of base salary increases of $21,451 for Mr. Covey, $12,339 for Mr. Cremers, $3,750 for Ms. Scott, $9,151 for Mr. Stinnett and $7,916 for Mr. Temple.

(2)	Includes a hiring and relocation bonus paid to Ms. Scott.

(3)
This column shows the aggregate grant date fair value, computed in accordance with FASB Topic 718, of performance shares (at target) and restricted stock units granted in 2009, 2010 and 2011. In accordance with FASB Topic 718, the grant date fair value reported for all restricted stock units was computed by multiplying the number of shares subject to the restricted stock unit award by the closing price of our stock on the grant date. The grant date fair values reported for performance shares were based upon the probable outcome of the TSR condition, which amounts were determined consistent with the estimate of the aggregate compensation cost to be recognized over the performance period d etermined as of the grant date under FASB Topic 718, excluding the effect of estimated forfeitures. The estimate of the aggregate compensation cost to be recognized over the performance period was determined by using a Monte Carlo simulation model. The assumptions made in connection with this estimate are discussed in Note 15 to our Financial Statements included in our 2011 Form 10-K. Following is the fair value as of the grant date of the performance shares granted to our named executive officers, assuming the highest level of TSR would have been or will be achieved (resulting in settlement of 200% of the shares subject to the award), in each case based on the closing price of our stock on the grant date:

Michael J. Covey
2011 Performance Shares	$2,371,199
2010 Performance Shares	2,369,174
2009 Performance Shares	2,361,960
Eric J. Cremers
2011 Performance Shares	542,960
2010 Performance Shares	542,936
2009 Performance Shares	540,189
Lorrie Scott
2011 Performance Shares	354,781
2010 Performance Shares	—
Brent L. Stinnett
2011 Performance Shares	434,524
2010 Performance Shares	362,925
2009 Performance Shares	306,715
Thomas J. Temple
2011 Performance Shares	354,781
2010 Performance Shares	295,179
2009 Performance Shares	295,245

(4)	This column includes the cash awards under our annual incentive plan. Annual awards relating to performance in 2011 were paid in 2012 unless deferred under our Management Deferred Compensation Plan.

(5)
Amounts shown represent the aggregate annual change in the actuarial present value of accumulated pension benefits under all of our defined benefit and actuarial plans. No portion of the amounts shown in this column is attributable to above market or preferential earnings on deferred compensation.

(6)
2011 amounts shown include 401k company match of $10,868 for Mr. Covey, $11,004 for Ms. Scott, $13,350 for Mr. Stinnett and $10,442 for Mr. Temple, allocations under the 401k Plan Supplemental Benefit portion of our Salaried Supplemental Benefit Plan II ($26,312 for Mr. Covey, $15,518 for Mr. Cremers and $11,225 for Mr. Stinnett), and premiums paid for life and accidental death and dismemberment insurance. The amount shown for Mr. Temple in 2009 also includes the following payments and reimbursements made pursuant to our salaried employee relocation program: (i) $54,678 of relocation expenses, (ii) a tax gross-up of $22,351 relating to reimbursed amounts includible in gross income, and (iii) $252,257 in aggregate incremental costs paid by the company in connection with the purchase of Mr. Temple's home and the amount received by the company on the subsequent sale of the house. The amount shown for Ms. Scott in 2010 and 2011 also includes the following payments and reimbursements made pursuant to our salaried employee relocation program: (i) $11,777 of relocation expenses, (ii) a tax gross-up of $6,189 relating to reimbursed amounts includible in gross income, and (iii) $203,268 in aggregate incremental costs paid by the company in connection with the purchase of Ms. Scott's home and the amount received by the company on the subsequent sale of the house.

(7)	Includes a $15,000 relocation bonus.